                                                                   Exhibit 23.5

                [LETTERHEAD OF RALPH E. DAVIS ASSOCIATES, INC.]

                      CONSENT OF INDEPENDENT ENGINEERS


     We hereby consent to the incorporation by reference into the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)(incorporating by reference registration statement, No. 333-52602), under the Securities Act of 1933, as amended, relating to the registration of $150,000,000 aggregate principal amount of debt securities of Consolidated Natural Gas Company, of our estimates of company-owned oil and gas reserves and total gas supply contained in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the filing of this consent as an exhibit to the Registration Statement.

     We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Ralph E. Davis Associates, Inc., nor any of its employees had, or now has, a substantial interest in Consolidated Natural Gas Company, or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer, or employee.

RALPH E. DAVIS ASSOCIATES, INC.



 /s/ Allen C. Barron
------------------------------
Allen C. Barron, P.E.
President


Date:  October 19, 2001